Exhibit 10.9

LUMENTUM HOLDINGS INC.

2015 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	Grant Number:

Date of Grant:

	Type of Option:	Non-Qualified Stock Option

Expiration Date:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock (the “Option”), subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice”), the Lumentum Holdings Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Grant Agreement (the “Option Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of
Shares subject to the Option:	Exercise Price per Share:	$

Vesting Commencement Date:	Total Exercise Price:	$

Vesting Schedule:

Subject to Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Option Agreement and the Plan, the Option may be exercised, in whole or in part, in accordance with the following schedule:

[VESTING SCHEDULE]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

Lumentum Holdings Inc.,
a Delaware corporation
By:
Title:

By signing below or by electronic acceptance or authentication in a form authorized by the Company, the Grantee acknowledges that copies of this Notice, the Option Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration of the shares issuable pursuant to the Option with the Securities and Exchange Commission have been provided to the Grantee or made available to the Grantee on the Company’s internal website or a website of the Company’s third party plan administrator and may be viewed and printed by the Grantee for attachment to the Grantee’s copy of this Notice.  The Grantee represents that he or she is familiar with the terms and provisions of this Notice, the Option Agreement and the Plan, and hereby accepts the Option subject to all of their terms and conditions.  The Grantee has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Option Agreement and the Plan.  The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Option Agreement or the Plan shall be resolved in accordance with Section 13 of the Option Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

LUMENTUM HOLDINGS INC. 2015 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

1. Grant of Option.  Lumentum Holdings Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option.

(a) Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction.  In no event shall the Company issue fractional Shares.

(b) Leave of Absence.  During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall continue, unless otherwise determined by the Administrator in advance of the commencement of such leave of absence.

(c) Change in Status.  In the event the Grantee ceases to be a bona fide Employee, vesting of the Option shall continue if and only to the extent determined by the Administrator as of such change in status.

(d) Post Termination Exercise Period.  The “Post-Termination Exercise Period” shall be ninety (90) days from the Termination Date as defined in Section 5, below.

(e) Method of Exercise.  The Option shall be exercisable only by delivery of an Exercise Notice in the form determined by the Administrator from time to time which shall state the election to exercise the Option, the whole number of Shares for which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator.  The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d), below.

3. Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a fair market value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4. Taxes.

(a) Generally.  The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Option, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Option.  Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or exercise of the Option or the subsequent sale of Shares issuable pursuant to the Option.  The Company and its Affiliates do not commit and are under no obligation to structure the Option to reduce or eliminate the Grantee’s tax liability.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

(b) Payment of Withholding Taxes.  Prior to any event in connection with the Option (e.g., exercise of the Option) that the Company determines may result in any tax withholding obligation, whether U.S., federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Sale of Shares.  Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) or clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation.  Such Shares will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as practicable.  The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee.  The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation.  Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(ii) By Withholding Shares.  The Company shall have the right, but not the obligation, to require the Grantee to satisfy all or any portion of the Tax Withholding Obligation by deducting from the Shares otherwise deliverable to the Grantee upon exercise of the Option a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Tax Withholding Obligations arises, not in excess of the amount of such Tax Withholding Obligation determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.

(iii) By Check, Wire Transfer or Other Means.  Only if permitted by the Administrator, at  any time not less than five (5) business days before any Tax Withholding Obligation arises, the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(c) Grantee Acknowledgment.  The Grantee acknowledges that the exercise of the Option, the holding of Shares subsequent to exercise and the disposition of any such Shares have significant tax consequences.  The Grantee further acknowledges that satisfaction of all tax obligations applicable to the Grantee’s participation in the Plan is the sole responsibility of the Grantee.  The Company cannot provide any advice to the Grantee with respect his or her personal income tax obligations.  The Grantee should consult with his or her own tax advisor before the exercise of the Option and before the disposition of any Shares acquired upon exercise of the Option.

5. Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

6. Termination of Continuous Active Service.  In the event the Grantee’s Continuous Active Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option as to the vested Shares during the Post-Termination Exercise Period.  In no event shall the Option be exercised later than the Expiration Date set forth in the Notice.  Except as provided in Sections 7 and 8 below, to the extent that the Grantee is not entitled to exercise the Option on the

Termination Date (i.e., the unvested Shares), or if the Grantee does not exercise the Option within the Post-Termination Exercise Period and prior to the Expiration Date, the Option shall terminate.

7. Disability of Grantee.  In the event the Grantee’s Continuous Active Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date.  To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

8. Death of Grantee.  In the event of the termination of the Grantee’s Continuous Active Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Active Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the Termination Date, within twelve (12) months from the date of death (but in no event later than the Expiration Date).  To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option.  The Option may not be transferred in any manner other than by will and by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee (or in the case of the Grantee’s legal incapacity, by the Grantee’s legal representative or by the person acting as attorney-in-fact for the Grantee under a durable general power of attorney).  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option.  The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

11. Entire Agreement: Governing Law.  The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.  Notwithstanding any provision of this Option Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Option Agreement and the Option to satisfy or comply with or meet the requirements of Code Section 409A so that no additional tax under Code Section 409A is applied to this Award.  However, the Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Code Section 409A to the Option, and the Company does not represent or warrant that this Option Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Code Section 409A to the Award.

12. Headings.  The captions used in this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13. Dispute Resolution  The provisions of this Section 13 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement.  The Company, the Grantee, and the Grantee’s successors (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

14. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

15. No Effect on Terms of Service.  The shares subject to the option shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the option or acquiring shares hereunder) and the Option has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service.  Nothing in the Notice, the Option Agreement, or the Plan shall confer upon the Grantee any right with respect to future option grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice.  Unless the Grantee has a written employment agreement with the Company to the contrary, the Grantee’s employment status is at will.  This Option shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment.  The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

16. Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all option grants or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, "Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired upon exercise of the Option or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

17. Documents in English.  The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations.  If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

END OF AGREEMENT

5